AMENDED AND RESTATED STRATEGIC RELATIONSHIP AGREEMENT

     This Amended and Restated Strategic Relationship Agreement ("Agreement") is made and entered into this 31st day of October, 2003, by and among Health Net, Inc., a Delaware corporation ("HNI"), Health Net Life Insurance Company, a California domiciled life and disability insurance company ("HNL") (HNI and HNL are jointly referred to herein as "Health Net"), SafeGuard Health Enterprises, Inc., a Delaware corporation ("SFGD"), SafeHealth Life Insurance Company, a California domiciled life and health insurance company, SafeGuard Health Plans, Inc., a California specialized Knox-Keene Health Care Service Plan, Health Net Dental, Inc., a California specialized Knox-Keene Health Care Service Plan ("HND") and Health Net Vision, Inc. ("HNV") (SafeGuard Health Enterprises, Inc., SafeGuard Health Plans, Inc., SafeHealth Life Insurance Company, HNV and HND are jointly referred to herein as "SafeGuard").

                                    RECITALS
                                    --------

     WHEREAS, pursuant to the terms and subject to the conditions set forth in the Purchase and Sale Agreement by and between HNI and SFGD dated April 7, 2003, inter alia, SFGD agreed to purchase from HNI and HNI agreed to sell to SFGD, all the issued and outstanding stock of HND (the "Purchase and Sale Agreement").

     WHEREAS, pursuant to the terms of the Purchase and Sale Agreement, HNI and SFGD agreed to enter into a strategic relationship agreement at the Closing to promote and facilitate the sale of Health Net Branded Products through the Health Net Marketing Force and the sale of Health Net Products through the SafeGuard Marketing Force.

     WHEREAS, HNI and SFGD are parties to a Strategic Relationship Agreement dated as of April 7, 2003 (the "Strategic Relationship Agreement").

     WHEREAS, HNI and SFGD wish to amend and completely restate the Strategic Relationship Agreement and to supersede in its entirety the Strategic
Relationship Agreement with this Amended and Restated Strategic Relationship Agreement.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, the sufficiency of which is hereby acknowledged, and in consideration of the performance by the parties of their obligations under this Agreement, the parties agree as follows:

                                    ARTICLE I
                                  DEFINITIONS
                                  -----------

     Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given such terms in the Purchase and Sale Agreement. For purposes of this Agreement, the following terms shall have the meanings specified below (definitions are applicable to both the singular and the plural form of each term defined herein).

     "Aggregate Payment Amount" shall have the meaning set forth in Section 6.3.
      ------------------------

     "Ancillary  SafeGuard  Products"  means dental HMO products, dental PPO and
      ------------------------------
dental indemnity products developed jointly by SafeGuard and Health Net with benefit designs and rate structures that differentiate such products from the SafeGuard Dental Products offered generally by SafeGuard in the Territory and which shall be sold exclusively by the Health Net Marketing Force only to Health Net Clients.

     "Benchmark  Products"  means  those  SafeGuard  Dental  Products  that  are
      -------------------
determined by the parties to be materially similar to the Health Net Branded Products as of the Effective Date and set forth on Schedule 5.1.
                                                             -------------

     "Branding" shall have the meaning set forth in Section 2.7.
      --------

     "Bundled  Product"  means  a  Health Net Medical Product that also provides
      ----------------
coverage for dental services and dental products in a single policy or contract form that is issued and underwritten by a single Health Net Affiliate and under which the dental benefits are administered by HND.

     "Change  of Control" means the acquisition, in a single transaction or in a
      ------------------
series of related transactions, by a person, an entity or a group of persons or entities acting in concert of fifty-one percent (51%) or more of the voting securities of a party, or fifty-one percent (51%) or more of the aggregate value of the assets of a party.

     "Contractholder"  means  an  employer or individual in the Territory who or
      --------------
which executes an enrollment agreement with respect to any Product subject to this Agreement.

     "Copayment  or Coinsurance" means the specific payment that a Subscriber is
      -------------------------
required to make to a provider at the time Covered Dental Services are provided and which the provider is required to collect.

     "Covered  Dental Services" means those dental services or supplies to which
      ------------------------
a Subscriber is entitled pursuant to the terms of the Subscriber's Health Net Branded Product.

     "Dental  Provider"  means  a  dentist, dental health service provider, or a
      ----------------
dental product provider who or which is a party to a contract with any SafeGuard Affiliate to provide dental services or dental products to Subscribers enrolled in a Health Net Branded Product.

     "Dispute" shall have the meaning set forth in Section 9.1.
      -------

     "Eligible  Employee" means an employee who is eligible to enroll in a group
      ------------------
Product  issued  to  a  Contractholder.

     "Effective Date" means the Closing Date of the Purchase and Sale Agreement.
      --------------

     "Existing  Dental  or  Vision Products" shall have the meaning set forth in
      -------------------------------------
Section  5.8.

     "Health  Care  Costs"  means  the  capitation  and  claims  paid  to Dental
      -------------------
Providers  for  Covered  Dental  Services.

     "Health Net Branded Products" [REDACTED]
      ---------------------------

     "Health Net Clients" shall have the meaning set forth in Section 2.1.
      ------------------

     "Health  Net  Dental  Products"  [REDACTED]
      -----------------------------

     "Health  Net  Indemnities" shall have the meaning set forth in Section 8.1.
      ------------------------

     "Health  Net  Marketing  Force"  [REDACTED]
      -----------------------------

     "Health  Net  Mark-Up"  [REDACTED]
      --------------------

     "Health  Net  Products"  means Medical Products, life insurance, vision and
      ---------------------
behavior health HMO, PPO and indemnity products offered by Health Net Affiliates in the Territory.

     "HMO"  means  a  commercial  contract  for health care services provided by
      ---
Health Net Affiliates to Contractholders in the Territory utilizing a network of providers who or which are under direct or indirect contract with a Health Net Affiliate to provide health care services. "HMO" includes HMO plans with a "point-of-service" feature that permits Subscribers to seek medical services from providers outside the network of providers who or which are under direct or indirect contract with a Health Net Affiliate to provide health care services.

     "JAMS" shall have the meaning set forth in Section 9.2.
      ----

     "Joint  Health  Net  Subscribers"  [REDACTED]
      -------------------------------

     "Medical Necessity" means dental services or dental products that a prudent
      -----------------
dentist would provide to a patient for the purpose of preventing, diagnosing or treating an illness, injury, disease or its symptoms in a manner that is in accordance with accepted standards of dental practice and not provided primarily for the convenience of a Subscriber or a Dental Provider.

     "Medical  Products"  means (i) PPO and indemnity health insurance contracts
      -----------------
covering the cost of medical services or supplies of Subscribers, and (ii) medical HMO contacts.

     "Most  Favored  Nation  Price"  [REDACTED]
      ----------------------------

     "Net  Price"  [REDACTED]
      ----------

     "Network  List"  shall  have  the  meaning  set  forth  in  Section  4.3.
      -------------

     "Pooled  Net  Price"  [REDACTED]
      ------------------

     "Producer" means an insurance agent, broker or employee of either SafeGuard
      --------
or Health Net or any of their Affiliates authorized to market and sell the Products of a party in any state within the Territory.

     "Product"  means  any  Health  Net  Product,  Health  Net  Branded Product,
      -------
SafeGuard Dental Product or Ancillary Product offered for sale or sold pursuant to this Agreement.

     "SafeGuard  Clients"  means  existing  and prospective individual and group
      ------------------
accounts with SafeGuard Dental Products or SafeGuard vision products in the Territory.

     "SafeGuard  Dental  Products"  means the dental HMO products offered in the
      ---------------------------
Territory by SafeGuard Health Plans, Inc., and the dental PPO and dental indemnity products offered in the Territory by SafeHealth Life Insurance Company. For purposes of this Agreement, Health Net Branded Products and dental HMO Products provided by HND prior to the Effective Date that remain in-force after the Effective Date shall be considered SafeGuard Dental Products.

     "SafeGuard  Indemnities"  shall  have the meaning set forth in Section 8.2.
      ----------------------

     "SafeGuard  Compensation  Amount"  [REDACTED]
      -------------------------------

     "Supplemental  Compensation  Amount" means that dollar amount calculated in
      ----------------------------------
the  manner  described  in  Section  5.5.

     "Subscriber"  means  the  persons  including,  but not limited to, Eligible
      ----------
Employees, who meet the eligibility requirements for a Product and who have enrolled in such Product.

     "Territory"  means Arizona, Oregon and California for dental PPO and dental
      ---------
indemnity Products and California for dental HMO Products.

     "Term"  means  that  period  of  time  commencing on the Effective Date and
      ----
ending on the termination date of this Agreement.

                                   ARTICLE II
                              MARKETING AND SALES
                              -------------------

     Section  2.1.    Marketing and Sale  of  the  Health  Net  Branded Products
                      ----------------------------------------------------------
to Health Net Clients.  Subject to the terms, conditions and limitations of this
---------------------
Agreement, Health Net shall have the right to utilize the Health Net Marketing Force to (i) offer and sell Health Net Branded Products to existing and prospective[REDACTED}in the Territory (jointly referred to as "Health Net Clients") when the Health Net Marketing Force has or is offering to sell a Health Net Medical Product to such Health Net Clients.

     Section  2.2.     Development  of Ancillary Dental Products.  SafeGuard and
                       -----------------------------------------
Health Net shall develop jointly Ancillary SafeGuard Products that Health Net reasonably determines would provide a marketing opportunity for the Health Net Marketing Force in the Territory. Any Ancillary SafeGuard Products developed jointly by Health Net and SafeGuard shall be offered exclusively by the Health Net Marketing Force only as Health Net Branded Products to Health Net Clients in the Territory, and SafeGuard shall not offer or sell in the Territory any SafeGuard Dental Product substantially similar to an Ancillary SafeGuard Product without the prior written consent of Health Net.

     Section  2.3.     Obligation  to  Provide  Health  Net  Branded  Products.
                       -------------------------------------------------------
SafeGuard shall take all actions or cause to be done all things necessary, proper or appropriate to make the Health Net Branded Products available for sale by the Health Net Marketing Force to Health Net Clients in the Territory, including but not limited to, making or causing to be made all form and rate filings with Governmental Authorities necessary to offer the Health Net Branded Products in the Territory. Commencing on the Effective Date and as necessary during the Term, Health Net shall provide SafeGuard all information necessary for SafeGuard to seek and maintain approvals from applicable Governmental Authorities of the rates for the Health Net Branded Products that the Health Net Marketing Force intends to offer to Health Net Clients.

     Section  2.4.     Exclusive  Agreement.
                       --------------------

          (a)  [REDACTED]

          (b)  [REDACTED]

          (c) Health Net shall have the option to expand the exclusive strategic relationship described in this Agreement to additional states in which SafeGuard is appropriately licensed to offer the Health Net Branded Products, provided that SafeGuard has no prior commitments in such additional states that would conflict with the obligations of SafeGuard under this Agreement. SafeGuard shall provide notice to Health Net of its intent to enter into an exclusive strategic relationship in any state outside the Territory that would be substantially similar to its relationship with Health Net described in this Agreement. Health Net shall have twenty (20) calendar days from the date of the SafeGuard notice to exercise its option to expand its exclusive strategic relationship with SafeGuard into the states identified in the SafeGuard notice, provided, however, Health Net shall not have the option to exercise its option
--------   -------
to expand this strategic relationship in either Texas or Florida unless Health Net has at least [REDACTED] Subscribers enrolled in its Medical Products in the relevant state at the time Health Net exercises its option to expand this strategic relationship to such state.

     Section  2.5.    Identification  of Health Net Branded Products. Subject to
                      ----------------------------------------------
the requirements and limitations of Section 2.8 of this Agreement and all applicable Law, the Health Net Branded Products shall be marketed under the collective designation "Health Net Dental." Each Health Net Branded Product shall be assigned a specific trade name agreed to by Health Net and SafeGuard. Notwithstanding the foregoing, the Health Net Branded Products shall be marketed in a way that is not deceptive or misleading and that clearly indicates that the benefits provided under Health Net Branded Products are obligations of SafeGuard Health Plans, Inc., HND or SafeHealth Life Insurance Company, as appropriate, and in a way that does not suggest that such benefits are obligations of any Health Net Affiliate.

     Section  2.6.     Marketing  and Sale  of Health Net Products by SafeGuard.
                       ---------------------------------------------------------
Subject to the terms and conditions of this Agreement, the SafeGuard Marketing Force shall have the right to market Health Net Products to SafeGuard Clients.

     Section  2.7.     Marketing  Materials.  Each  party shall bear the cost of
                       --------------------
its own marketing and promotional efforts, including but not limited to, the development and production of any marketing and collateral materials used to promote or market their respective Products or the Health Net Branded Products. Any marketing and collateral materials developed by a party to promote or market Products pursuant to this Agreement shall be approved by the other party prior to use.

     Section  2.8.     Branding.  Neither SafeGuard or Health Net shall make use
                       --------
of the other party's trade marks, service marks, trade names or logos, including domain names, electric or written content or other materials, descriptions or representations of any kind that mentions the other party or its Affiliates, or refers to any Products or services of the other party (collectively referred to as "Branding") without obtaining the prior written consent of such other party. SafeGuard and Health Net shall use commercially reasonable efforts to provide the other party with such consent to utilize their respective Branding where reasonably necessary for the other party to perform its duties and exercise its rights under this Agreement and any such consent granted to utilize a party's Branding shall constitute a non-exclusive, revocable license that is limited to use of the Branding of the party in the Territory consistent with this Agreement.

     Section  2.9.     Training.  Health Net and SafeGuard shall develop jointly
                       --------
programs or prepare materials to train all necessary Health Net and SafeGuard personnel and the respective Marketing Forces of the parties regarding the marketing and administration of the Products.

                                  ARTICLE III
                     UNDERWRITING, RATES AND ADMINISTRATION
                     --------------------------------------

     Section  3.1.     Authority Regarding Products.
                       ----------------------------

          (a) Except as provided herein, nothing in this Agreement confers or is intended to confer on a party any authority with respect to the Products of the other parties, including but not limited to (i) underwriting criteria;
(ii) pricing; (ii) participation requirements; (iii) minimum employer contributions; (iv) approval of applications; or (v) the authority to issue policies, contracts or any other documents conferring coverage under a Product of another party. Except as otherwise provided herein, each party reserves the right, in its sole discretion, to amend, change or abolish coverage forms, premium rates or fees, underwriting guidelines, eligibility criteria and other internal rules and regulations with respect to its own Products upon sixty (60) days advanced written notice to the other parties hereto.

          (b) Subject to any limitations imposed by applicable Law, the respective Marketing Forces of Health Net and SafeGuard shall be permitted to obligate the other parties to provide coverage to the Clients of the respective Marketing Forces under the Products offered for sale pursuant to this Agreement if such Clients meet the eligibility and underwriting criteria established by the party providing the Product. In the event a Client does not meet the eligibility and underwriting criteria established by the party providing the Product, the Marketing Force of the other parties shall not have the authority to obligate the party providing the Product to provide coverage to such a Client without the prior consent of the party providing the Product. Except as provided in this Section 3.1(b), each party retains the exclusive right, exercisable without permission from the other parties, to accept or reject any application or enrollment request, or to cancel the coverage with respect to their respective Products. Notwithstanding the foregoing, neither Health Net nor SafeGuard shall impose any limitations or criteria with respect to a Product offered for sale pursuant to this Agreement that is more restrictive than the limitations and criteria applicable generally to the Products offered for sale by the party in the Territory.

     Section  3.2.     Product  Administration.
                       -----------------------

          (a) Except as specifically provided herein, each party shall be responsible for the design and implementation of all administrative services and procedures with respect to its respective Products, including without limitation, enrollment, applications, setting the Net Price, underwriting, reporting, coverage determinations, claims, grievances, correspondence and communication with eligible and covered persons, employers, Contractholders, Subscribers, providers and Governmental Authorities, compliance, record keeping, eligibility verification, and providing any notices required by applicable Law, provided, however, the parties shall attempt to coordinate enrollment,
--------   -------
underwriting and the application process to the extent possible and permitted by Law under the circumstances.

          (b) To the extent permitted by applicable Law, the parties may elect to coordinate the provision of one or more administrative services to minimize duplication of resources and to promote greater profitability of the Products. The fees payable for such services, if any, shall be separately negotiated by the parties.

     Section 3.3.     Enrollment.  [REDACTED]
                      ----------

     Section 3.4.     Enrollment Materials.  Health Net and SafeGuard shall each
                      --------------------
be responsible for the preparation and distribution of Product booklets, certificates, provider directories, identification cards, and all other materials relating to their respective Products. All enrollment agreements, forms and other materials, including Subscriber handbooks and identification cards used for Contractholders and Subscribers shall be either Health Net's or SafeGuard's existing approved forms, as appropriate, modified as necessary to reflect the terms of this Agreement and the administrative requirements of Health Net and SafeGuard, respectively. All such materials shall specify the Health Net Affiliate that is the underwriter of the Health Net Products, and the SafeGuard Affiliate that is the underwriter of the SafeGuard Products, including but not limited to, the Health Net Branded Products. Neither Health Net nor SafeGuard shall use enrollment materials utilizing the name of the other party, without the other party's written approval.

     Section  3.5.     Enrollment  Reports.  Health  Net  and  SafeGuard  shall
                       -------------------
prepare enrollment reports not less frequently than monthly showing all Products sold, renewed or terminated pursuant to this Agreement, identifying individuals who are enrolled in each Product and such other enrollment information required by either party to perform its duties with respect to such Products. Such reports shall be made by Health Net and SafeGuard on a periodic and timely basis within five (5) Business Days following the end of the month in which the transactions or other matters occurred, and shall be transmitted electronically in a form reasonably acceptable to the receiving party. Health Net and SafeGuard shall each prepare periodic reconciliations of the enrollment information in their possession.

     Section  3.6.     Claims Administration for  Health  Net  Branded Products.
                       --------------------------------------------------------

          (a) SafeGuard shall be solely responsible for the payment of all claims submitted by Dental Providers and Subscribers related to Covered Dental Services provided to Subscribers, excluding applicable Copayment and Coinsurance amounts. SafeGuard shall at all times retain full responsibility for determining compensability and for payment or non-payment of claims under the Health Net Branded Products.

          (b) SafeGuard shall receive, review, process or deny all claims for Covered Dental Services provided to Subscribers in accordance with the applicable Health Net Branded Products and applicable Law. SafeGuard shall notify Subscribers in writing of any claims denied for lack of coverage under the applicable Health Net Branded Product by providing a statement of the reasons for the denial and advising the Subscriber of the available grievance procedures as required by applicable Law. SafeGuard shall administer coordination of benefits for claims submitted for Covered Dental Services.

     Section  3.7.     Claims  Administration  for  Health  Net  Products.
                       --------------------------------------------------

          (a) Health Net shall be solely responsible for the payment of all claims submitted by providers and Subscribers related to services provided to Subscribers under Health Net Products, excluding applicable Copayment and Coinsurance amounts. Health Net shall at all times retain full responsibility for determining compensability and for payment or non-payment of claims from providers under any Health Net Products.

          (b) Health Net shall receive, review, process or deny all claims for services or supplies provided to Subscribers in accordance with the applicable Health Net Products and applicable Law. Health Net shall notify Subscribers in writing of any claims denied for lack of coverage under the applicable Health Net Product by providing a statement of the reasons for the denial and advising the Subscriber of the available grievance procedures as required by applicable Law. Health Net shall administer coordination of benefits for claims submitted under the applicable Health Net Product.

     Section  3.8.     Books  and  Records.  Health Net and SafeGuard shall each
                       -------------------
keep and maintain true and complete records of all transactions pursuant to this Agreement. SafeGuard and Health Net shall permit the other party reasonable access during normal business hours to its records related to this Agreement for inspection and copying by the other party or its authorized representatives, or by a legally authorized and properly identified Governmental Authority. Health Net and SafeGuard shall furnish the other party, upon its written request, all reasonably required information in the party's possession regarding any and all matters, transactions or activities pertaining to the Products of the other party including information required for financial reporting purposes, at such times and in such formats as mutually agreed upon by the parties.

     Section  3.9.     Web Site Support.
                       ----------------

          (a) Health Net and SafeGuard shall develop jointly (i) individual web pages to appear on their respective web sites that provide the information and functionality mutually determined by Health Net and SafeGuard to be necessary or desirable to provide Subscriber support for the Health Net Branded Products, and (ii) hyperlinks between the Health Net hosted web site (http://www.healthnet.com) and the SafeGuard hosted web site
 ------------------------
(http://www.safeguard.net)  mutually  agreeable  to  Health  Net  and SafeGuard.
 ------------------------
SafeGuard shall provide the same level of Subscriber functionality on the SafeGuard web site to support the

Health Net Branded Products that it provides to support any other dental benefit program. Notwithstanding the foregoing, each party shall have sole responsibility for providing, hosting and maintaining, at its expense, their respective web sites.

          (b) Subject to the limitations contained in Section 2.8, each party shall have sole control over the "look and feel" of their respective web sites, including but not limited to, the placement of any hyperlinks and the use of any banners and frames. Each party shall have exclusive control over the posting of any web page and hyperlinks on their respective web sites.

     Section 3.10.     Performance  Standards.  Commencing  April 1, 2004  and
                       ----------------------
thereafter during the Term, SafeGuard shall comply with the performance standards set forth in Schedule 3.10. In the event SafeGuard fails to comply with any of the performance standards, SafeGuard shall pay to Health Net the amount(s) corresponding to such failure(s) set forth in Schedule 3.10. SafeGuard shall pay Health Net any amounts due within twenty (20) Business Days following the end of the relevant measuring period. SafeGuard and Health Net shall use their best efforts to report all measurements related to the performance standards accurately and completely. Unless indicated otherwise, the measurement period shall be calendar year. SafeGuard shall report quarterly to Health Net all measurements related to the performance standards.

                                   ARTICLE IV
                       MANAGED CARE SERVICES AND PRODUCTS
                       ----------------------------------

     Section  4.1.     Dental  Provider Network.  SafeGuard shall make available
                       ------------------------
to Subscribers under the Health Net Branded Products the network of licensed Dental Providers SafeGuard generally makes available to SafeGuard Subscribers in the Territory and such Dental Provider network shall at all times be sufficient to make Covered Dental Services readily available and accessible to each Subscriber under the Health Net Branded Products. SafeGuard shall maintain a documented system for monitoring and evaluating accessibility to Covered Dental Services by Subscribers, including a system for addressing assessability problems that may develop. SafeGuard shall use commercially reasonable efforts to maintain and enforce all provisions of its contracts with Dental Providers.

     Section  4.2.     Network  Management.
                       -------------------

          (a) Except as otherwise provided in the Network Access Agreement by and between Health Net Life Insurance Company and SafeHealth Life Insurance Company dated April 7, 2003, (i) all terms and conditions of provider contracts, including all compensation arrangements and/or negotiated fees, shall be the sole responsibility of the party contracting with the providers, and (ii) provider network recruitment and management, credentialing protocols, quality assurance, utilization management, case management, and other managed care services with respect to each party's Products shall be designed, managed and performed by the party providing the Product for which such services are to be performed. Each party may recommend to any other party additions to or deletions from such other party's provider networks, provided, however, that the decision
                                            --------  -------
to include or exclude any provider shall be the decision solely of the party responsible for making the network of providers available.

          (b) Each contract between SafeGuard and a Dental Provider shall require the Dental Providers to (i) provide Covered Dental Services to Subscribers of the Health Net Branded Products in the same manner and with the same availability as offered to other patients or customers and with the skill, care and expertise that are usual and customary for licensed professionals providing Covered Dental Services; (ii) not differentiate or discriminate in the treatment of any Subscriber because of race, color, creed, national origin, ancestry, religion, gender, marital status, sexual orientation, age, disability health status or type of illness or condition, or source of payment; (iii) agree that in the event SafeGuard fails to pay the applicable Dental Provider, the Subscriber shall not be liable to the Dental Provider for any sums owed by SafeGuard; (iv) maintain in force adequate professional liability insurance in limits sufficient to protect the Subscriber and Health Net; and (v) otherwise comply with applicable Law. Nothing contained herein is intended to require a Dental Provider to provide a service he or she is not duly licensed to perform, does not usually and customarily perform, or in the professional judgment of the Dental Provider declines to perform.

          (c) SafeGuard shall require contractually that Dental Providers and their employees, contractors, and agents shall confidentially maintain accurate and complete Subscriber records in compliance with applicable Law and in a manner that will ensure timely access by Subscribers and Health Net to the records pertaining to such Subscribers in compliance with applicable Law relating to privacy of medical information.

          (d) Neither party shall be required to disclose to the other party its proprietary information, including without limitation, information with respect to utilization review, case management, procedure specific protocols, provider profiling, credentialing criteria, software systems or any other information which that party, in its sole discretion, designates as proprietary. If a party elects to disclose any such proprietary information, such information shall be deemed Confidential Information subject to the limitations of Section 10.15.

     Section  4.3.     Network  List.
                       --------------

          (a) Within ten (10) days of the Effective Date, SafeGuard shall deliver to Health Net a list of Dental Providers (the "Network List") in an Excel spreadsheet format that is accurate as of the end of the calendar month preceding delivery of the Network List. The Network List shall contain information regarding each Dental Provider including name, billing address, facility office address, and telephone number. On a monthly basis thereafter, SafeGuard shall deliver to Health Net updates of all information contained in the Network List and any additional information in SafeGuard's possession reasonably necessary for Health Net to monitor and maintain an accurate database of Dental Providers, including but not limited to, all information required by this Section 4.3 for all Dental Providers added to the Network List and the identity of all terminated Dental Providers.

          (b) Health Net may provide to Subscribers in provider directories or otherwise the information regarding Dental Providers contained in the Network List and may use such information as otherwise necessary to carry out the terms of this Agreement. Health Net shall not otherwise use the names, symbols, trademarks or service marks of Dental Providers without the prior written consent of SafeGuard and the relevant Dental Providers.

          (c) SafeGuard shall, at its expense, maintain and provide a locator service of Dental Providers and provide such data to Health Net in a mutually agreeable electronic format so that Subscribers may access the locator service by accessing the Health Net web site (http://www.healthnet.com).
                                                      ------------------------
Subscribers may also access such locator services through a toll-free number which SafeGuard shall maintain at its expense.

     Section  4.4.     Credentialing.  SafeGuard  shall  re-credential  the  HMO
                       -------------
Dental Providers at least every thirty-six (36) months utilizing the credentialing standards of the National Committee of Quality Assurance Standards for Accreditation of Managed Care Organizations and SafeGuard shall re-credential PPO Dental Providers utilizing SafeGuard's PPO Dental Provider credentialing criteria as of the Effective Date and as amended thereafter. If Health Net has a reasonable basis to request that a Dental Provider be excluded from the network of Dental Providers available to provide Covered Dental Services to Subscribers, upon the request of Health Net, SafeGuard shall either exclude such Dental Provider from the network of Dental Providers available to provide Covered Dental Services to Subscribers, or terminate the contract of such Dental Provider in accordance with its terms. Subject to any applicable confidentiality requirements, Health Net and its authorized representatives shall have the right, upon prior written notice, at all reasonable times during normal business hours, to inspect, review and make copies at Health Net's expense of all books and records of SafeGuard reasonably related to the credentialing of Dental Providers.

     Section  4.5.     Quality  of Service.  SafeGuard shall monitor the quality
                       -------------------
of Covered Dental Services provided to Subscribers by the Dental Providers through a quality management program consistent with the prevailing practices and procedures of SafeGuard as of the Effective Date. In the event the standard or quality of care or service furnished by a Dental Provider is found to be unacceptable under such program, SafeGuard shall use best efforts to notify Health Net promptly and either (i) use commercially reasonable efforts to ensure that such Dental Provider corrects the specified deficiency, or (ii) terminate the contract of such Dental Provider in accordance with its terms.

     Section  4.6.     Notice  of Adverse Action.  SafeGuard shall notify Health
                       -------------------------
Net in writing promptly after receiving any actual or constructive notice of any investigation by a Governmental Authority, complaint or adverse action against any Dental Provider, including without limitation (i) any action against a Dental Provider's state license, accreditation, or certification, or (ii) any event or circumstance which reasonably could be expected to interfere materially with, modify, or alter the performance of any Dental Provider's duties or obligations to Subscribers enrolled in a Health Net Branded Product.

     Section  4.7.     Communication  with  Dental  Providers.  SafeGuard  shall
                       --------------------------------------
maintain an adequate administrative system, prepare internal administrative manuals and forms and communicate or arrange to communicate information about Covered Dental Services, rules, policies and procedures to Dental Providers to support the provision of Covered Dental Services to Subscribers pursuant to this Agreement, and to provide confirmation to Dental Providers of the eligibility of Subscribers, to answer questions regarding Covered Dental Services, and to advise Dental Providers of applicable Copayments and Coinsurance under the Subscriber's Health Net Branded Products.

     Section  4.8.     Grievances.
                       ----------

          (a) SafeGuard shall within ten (10) Business Days provide notice to Health Net of all routine inquiries by Subscribers and Dental Providers relating to a Health Net Branded Product which SafeGuard is unable to resolve directly with the Dental Provider and/or Subscriber, together with any relevant materials and a written synopsis of all exchanges with the Subscriber and/or Dental Provider.

          (b) SafeGuard shall have the authority to determine whether any Covered Dental Service proposed or rendered to a Subscriber is Medically Necessary subject to the Subscriber's and the Dental Provider's appeal rights under applicable Law. All denials of services regarding Medical Necessity, Subscriber appeals of denied services, and grievances involving clinical issues shall be referred immediately to Health Net for review.

          (c) Health Net shall use its commercially reasonable efforts to assist SafeGuard to resolve any grievance, appeal and non-routine inquiries relating to a Health Net Branded Product. If a grievance of a Subscriber is resolved in favor of the Subscriber, SafeGuard shall take all necessary steps to correct the Subscriber's grievance at no cost to Health Net and only that cost, if any, to the Subscriber set forth in the applicable Health Net Branded Product. Health Net may advocate to SafeGuard or a Dental Provider on behalf of the Subscriber for the provision of Covered Dental Services.

                                    ARTICLE V
                    PRODUCT PRICING, COMPENSATIONAND EXPENSES
                    -----------------------------------------

     Section  5.1.     Determination  of  Benchmark  Products.  Set  forth  on
                       --------------------------------------
Schedule 5.1 is a list of those Health Net Dental Products that Health Net and SafeGuard have jointly determined as of the Effective Date are materially similar to comparable SafeGuard Dental Products (the "Benchmark Products"). If, as of the Effective Date, there is no Health Net Dental Product materially similar to an existing SafeGuard Dental Product, at the request of Health Net, SafeGuard shall develop a Health Net Branded Product substantially similar to such SafeGuard Dental Product. On and after the Effective Date, the "Health Net Advantage" suite of dental HMO Products offered by HND shall be made available to the Health Net Marketing Force and such Health Net Advantage products shall be Health Net Branded Products. As SafeGuard develops new Dental Products, Health Net shall have the option to request SafeGuard to develop an identical Health Net Branded Product. Any Health Net Branded Product created by SafeGuard at the request of Health Net pursuant to this Section 5.1 shall be considered a Benchmark Product.

     Section  5.2.     Pricing  of  Benchmark  Products.  [REDACTED]
                       --------------------------------

     Section  5.3.     Pricing  of  Health  Net Branded Products for Individual,
                       ---------------------------------------------------------
Small  and  Mid-Market  Groups.
------------------------------

          (a)     [REDACTED]

          (b)     [REDACTED]

     Section  5.4.     Pricing of Large Group and Government Clients. [REDACTED]
                       ---------------------------------------------

     Section  5.5.     Replacement  of  Health  Net  Dental  Products.
                       ----------------------------------------------

          (a) The Joint Health Net Subscribers with in-force Health Net Dental Products as of October 1, 2003 are set forth in Schedule 5.5. Except for
                                                       ------------
Bundled Products and "Health Net Advantage" dental HMO products, Health Net shall use commercially reasonably efforts to replace with a Health Net Branded Product any Health Net Dental Product of a Joint Health Net Subscriber set forth in Schedule 5.5. SafeGuard shall be entitled to receive each month a
    -------------
Supplemental  Compensation  Amount  calculated  by  multiplying  the  applicable
Supplemental Compensation percentages set forth below by the Pooled Net Price and then multiplying such product by the number of Joint Health Net Subscribers set forth in Schedule 5.5 whose Health Net Dental Product is replaced by a
                -------------
Health Net Branded Product after the Effective Date and who are enrolled in a Health Net Branded Product in the relevant month as follows:

--------------------  -------------------------  -----------------------
                        Dental HMO SafeGuard      Dental PPO/Indemnity
                      Supplemental Compensation  SafeGuard  Supplemental
Period                                                Compensation
--------------------  -------------------------  -----------------------
Year 1 after Closing                 [REDACTED]               [REDACTED]
--------------------  -------------------------  -----------------------
Year 2 after Closing                 [REDACTED]               [REDACTED]
--------------------  -------------------------  -----------------------
Year 3 after Closing                 [REDACTED]               [REDACTED]
--------------------  -------------------------  -----------------------
Year 4 after Closing                 [REDACTED]               [REDACTED]
--------------------  -------------------------  -----------------------
Year 5 after Closing                 [REDACTED]               [REDACTED]
--------------------  -------------------------  -----------------------
Thereafter                           [REDACTED]               [REDACTED]
--------------------  -------------------------  -----------------------

          (b)     For  those  Joint Health Net Subscribers set forth on Schedule
                                                                        --------
5.5  whose  Health Net Dental Products are not converted to a Health Net Branded
---
Product after the Effective Date, all revenue attributable to the Health Net Dental Product less Producer commissions shall be included in the Aggregate
Payment  Amount  paid  to  SafeGuard pursuant to Section 6.3, provided, however,
                                                              --------  -------
"Health Net Advantage Products" underwritten by HND and providing coverage to the Joint Health Net Subscribers on Schedule 5.5 after the Effective Date shall
                                     ------------
be considered Health Net Branded Products and SafeGuard shall receive the SafeGuard Compensation Amount for such "Health Net Advantage" Products that remain in effect after the Effective Date.

          (c) Except for Bundled Products in force as of the Effective Date, Health Net shall use commercially reasonable efforts to replace the Health Net Dental Products with Health Net Branded Products for any Joint Health Net
Subscriber of Health Net Health Plans of Oregon, Inc. who or which also purchased a Health Net Medical Product prior to the Effective Date. Health Net shall use commercially reasonable efforts to effect such replacement upon the first renewal date of the Health Net Dental Products following the Effective
Date, but in no event later than December 31, 2004. The Health Net Marketing Force shall be authorized to sell the

Health Net Branded Products to Subscribers of Health Net Health Plan of Oregon, Inc. at prices to be determined by Health Net in its sole discretion consistent with the SafeGuard rates filed with or rates approved by Governmental Authorities in Oregon for such Health Net Branded Products. Any Subscriber of Health Net Health Plans of Oregon, Inc. who or which purchased only a Health Net Dental Product shall be offered a Health Net Branded Product upon the first renewal date of such Health Net Dental Products.

          (d) Except for Bundled Products in force as of the Effective Date, Health Net shall use commercially reasonable efforts to replace the Health Net Dental Products with Health Net Branded Products for any Joint Health Net Subscriber of Health Net of Arizona, Inc. or Health Net Life Insurance Company residing in Arizona upon the first renewal date of such Joint Health Net Subscribers' Health Net Dental Products following the Effective Date. The Health Net Marketing Force shall be authorized to sell the Health Net Branded Products to Arizona Joint Health Net Subscribers at prices to be determined by Health Net in its sole discretion consistent with the SafeGuard rates filed with or rates approved by Governmental Authorities in Arizona for such Health Net Branded Products.

          (e) Any Health Net Dental Product purchased prior to the Effective Date by a Subscriber of Health Net of California, Inc. in conjunction with a "Seniority Plus" plan shall be considered a Health Net Branded Product as of the Effective Date and SafeGuard shall be entitled to receive the SafeGuard Compensation Amount with respect to such Health Net Branded Products commencing as of the Effective Date.

          (f) Health Net shall provide notice to all Joint Health Net Subscribers at least ninety (90) days prior to the renewal date of their Health Net Dental Product informing such Joint Health Net Subscribers of their opportunity to renew their Health Net Dental Product or replace their expiring Health Net Dental Product with a Health Net Branded Product. SafeGuard shall provide a similar notice to Subscribers of HND enrolled in a Health Net Dental HMO Product as of the Effective Date. The notice to be provided pursuant to this subsection (f) shall describe fully all proposed plan changes, rate and administrative changes, including details with respect the involvement of SafeGuard pursuant to this Agreement. Joint Health Net Subscribers residing in the Territory enrolled in a Health Net Dental Product as of the Effective Date shall have the option to renew their expiring Health Net Dental Product or replace their expiring Health Net Dental Product with a Health Net Branded Product. SafeGuard shall be entitled to receive the Supplemental Compensation Amount with respect to any Health Net Branded Product that replaces a Health Net Dental Product of a Joint Health Net Subscriber. Subsection 5.5(b) shall govern any Health Net Dental Product renewed by a Joint Heath Net Subscriber pursuant to this subsection (f).

          (g) The Bundled Products shall remain in force until cancelled or nonrenewed in conformity with applicable Law. After the Effective Date, HND shall continue to administer the dental benefit under any Bundled Product pursuant to subcapitation or administrative service agreements between HND and any Health Net Affiliate in effect as of the Effective Date. The parties agree to negotiate in good faith to prepare and execute agreements within thirty (30) days after the Effective Date for HND to administer the dental benefit under any Bundled Product and such agreements shall replace the subcapitation and administrative service agreements between HND and any Health Net Affiliate in effect as of the Effective Date. At the time such replacement agreements are executed, the subcapitation or administrative service agreements between HND and any Health Net Affiliate in effect as of the Effective Date shall be terminated. The compensation Health Net shall pay to
SafeGuard with respect to the administration of the Bundled Products is set forth on Schedule 5.5(g).
           ----------------

     Section  5.6.    Presentation  of  Benchmark  Products.  [REDACTED]
                      -------------------------------------

     Section 5.7.     Compensation to SafeGuard for Sale of Health Net Products.
                      ---------------------------------------------------------
[REDACTED]

     Section  5.8.     Transitional  Provisions.
                       ------------------------

          (a) Until March 1, 2004, the Health Net Marketing Force shall have the right to market and sell in the Territory the Health Net Dental Products and Health Net vision Products offered by HNV, HND and HNL as of the Effective Date and such dental and vision Products shall be underwritten and administered by HND, HNV or SafeHealth as appropriate (the "Existing Dental and Vision Products"). The Health Net Marketing Force may continue to offer and sell the Existing Dental and Vision Products to Health Net Clients in the Territory at the rates utilized by HNV, HND and HNL for such Products as of the Effective Date. SafeGuard shall provide the Existing Dental and Vision Products to Health Net Clients at the rates utilized by HNV, HND and HNL for such Products as of the Effective Date regardless of the enrollment date for such Existing Dental and Vision Products. During the period that the Health Net
Marketing  Force  offers  and  sells  the  Existing  Dental and Vision Products,
SafeGuard shall not be required to provide any Existing Dental and Vision Products at the Most Favored Nation Price.

          (b)     On  or  before  January 1, 2004,  SafeGuard  shall  provide to
Health Net information with respect to the Health Net Branded Products, including but not limited to, Net Price information that will be applicable to quotes for such Health Net Branded Products on and after March 1, 2004. After the Health Net Branded Products are made available to the Health Net Marketing Force for sale to Health Net Clients in the Territory, the right of the Health Net Marketing Force to offer or sell any Existing Dental or Vision Products shall terminate.

                                   ARTICLE VI
           BILLING AND COLLECTION OF PREMIUMS; PAYMENT OF COMMISSIONS
           ----------------------------------------------------------

     Section  6.1.     Billing  and  Collection  of  Premiums.
                       --------------------------------------

          (a) Except as provided in subsection (c), Health Net shall bill and collect premium and contract fees for all Health Net Branded Products sold by the Health Net Marketing Force to a Health Net Client. Health Net shall bill and collect all premium and contract fees attributable to Health Net Products sold to SafeGuard Clients by the SafeGuard Marketing Force.

          (b) Health Net shall notify SafeGuard if Health Net determines that an individual or group who or which purchased a Health Net Branded Product is ineligible for any reason including, but not limited to, failure to pay premiums or contract fees. Any adjustments to the eligible Subscribers and the resulting SafeGuard Compensation Amount shall be subject to the standard retroactivity adjustment policy of SafeGuard at the time of the adjustment.

          (c) In the event Health Net lacks the systems necessary to bill and collect the premium and contract fees for Health Net Branded Products as of the Effective Date, SafeGuard shall bill and collect the premium and contract fees for all Health Net Branded Products until such time as Health Net has developed the systems necessary to bill and collect such premium and contract fees. Until such time as Health Net has the capacity to bill and collect the premium and contract fees for the Health Net Branded Products sold by the Health Net Marketing Force and the premium and contract fee billing and collection function has been transferred to Health Net, SafeGuard shall retain the entire amount of premium and contract fees billed and collected by SafeGuard relating the Health Net Branded Products sold by the Health Net Marketing Force. Health Net shall endeavor to develop the systems necessary to bill and collect the premium and contract fees for all Health Net Branded Products no later than December 31, 2004.

          (d) During the period that SafeGuard bills and collects the premium and contract fees for all Health Net Branded Products pursuant to subsection (c), SafeGuard shall be responsible for the payment of all commissions owing to Producers, other than Producers who are employees of any Health Net Affiliate, resulting from the sale of the Health Net Branded
Products. During such period, Health Net shall be obligated to pay any commissions attributable to the Health Net Branded Products owing to Producers who are employees of any Health Net Affiliate and SafeGuard shall pay Health Net by the twentieth (20th) day of each month cash equal to [REDACTED] of the premium and contract fees billed by SafeGuard in the prior month and attributable to the dental and vision HMO Health Net Branded Products and [REDACTED] of the premium and contract fees billed by SafeGuard in the prior month and attributable to the Health Net Branded PPO and indemnity Products. Health Net may utilize such amounts to pay commissions attributable to the Health Net Branded Products owing to Producers who are employees of any Health Net Affiliate.

          (e) After Health Net develops the capacity to bill and collect premium and contract fees for the Health Net Branded Products sold by the Health Net Marketing Force, SafeGuard and Health Net shall cooperate and coordinate the transfer of the premium and contract fee billing and collection function to Health Net. After the Health Net Branded Product premium and contract fee billing and collection function has been transferred to Health Net, Health Net shall pay SafeGuard the SafeGuard Compensation Amount and the Supplemental Compensation Amount for all in force Health Net Branded Products sold by the Health Net Marketing Force pursuant to this Agreement and Health Net shall thereafter be responsible for the payment of all commissions owing to Producers resulting from the sale of Health Net Branded Products.

     Section  6.2.     Commissions.
                       -----------

          (a) Except as provided in Section 6.1(d), Health Net shall make payment of all commissions (i) owing to members of the Health Net Marketing Force to the extent that such commissions become due as a result of the sale of Health Net Medical Products or Health Net Branded Products pursuant to this Agreement, and (ii) owing to SafeGuard to the extent such commissions become due as a result of the sale of Health Net Medical Products to SafeGuard Clients by a member of the SafeGuard Marketing Force. SafeGuard shall make payment of all commissions to members of the SafeGuard Marketing Force to the extent such commissions become due as a result of the sale of Health Net Medical Products to SafeGuard Clients. In the event Health Net pays SafeGuard commissions owing to members of the SafeGuard Marketing Force resulting from the sale of Health Net Medical Products and SafeGuard fails to pay such commission to the appropriate members of the SafeGuard Marketing Force, SafeGuard shall defend, indemnify and hold Health Net harmless against any claim for commissions by any member of the SafeGuard Marketing Force resulting from the sale of Health Net Medical Products.

          (b) Each party shall be responsible for ensuring that each member of its respective Marketing Force is appropriately licensed and appointed, as necessary, to sell the Products and to receive commissions. The parties shall not authorize any person or entity to solicit sales of Products pursuant to this Agreement in any state unless such person or entity is properly licensed in that state. All payments of commissions to members of the marketing forces of the respective parties shall comply with applicable Law.

     Section  6.3.     Health  Net  Payments  to  SafeGuard.
                       ------------------------------------

          (a) Except as provided in Section 6.1(c), on or before the twentieth (20th) day of each month, Health Net shall pay to SafeGuard the sum of the (i) the SafeGuard Compensation Amount; (ii) the Supplemental Compensation Amount; and (iii) any amounts due SafeGuard pursuant to Section 5.5(b) attributable to Subscribers who are enrolled in Health Net Branded Products as of the first (1st) day of each such month (including any Subscribers retroactively added or deleted pursuant to the SafeGuard retroactivity adjustment policy) as set forth in the enrollment report provided to SafeGuard by Health Net pursuant to Section 3.5 (the "Aggregate Payment Amount"). Subject to SafeGuard's retroactivity adjustment policy, if a Subscriber is included as an eligible Subscriber on a monthly enrollment report, Health Net shall pay SafeGuard the applicable SafeGuard Compensation Amount or Supplemental Compensation Amount for such Subscriber for the entire month regardless of such Subscriber's actual date of enrollment.

          (b) Health Net shall pay SafeGuard the Aggregate Payment Amount by issuing one check to SafeGuard in an amount equal to the Aggregate Payment Amount together with remittance information sufficient for SafeGuard to determine the amount of premium tax owing by SafeGuard in each state within the Territory resulting from the aggregate premium or contract fees charged to Health Net Clients for the Health Net Branded Products in each such month. The SafeGuard Compensation Amount plus any Supplemental Compensation Amount shall be the sole compensation payable by Health Net to SafeGuard in connection with the Health Net Branded Products sold by the Health Net Marketing Force pursuant to this Agreement.

          (c) SafeGuard, shall have the right to audit each Aggregate Payment Amount for up to six (6) months after each such monthly Aggregate Payment Amount is made by Health Net. In the event SafeGuard determines that an Aggregate Payment Amount was incorrect, SafeGuard shall present the information to Health Net for payment or refund of the corrected amount. If Health Net agrees that any such Aggregate Payment Amount was incorrect, either Health Net shall make the corrected payment amount to SafeGuard within ten (10) Business Days after receiving the information from SafeGuard, or SafeGuard shall refund to or credit Health Net with the amount of any overpayment. If Health Net disagrees with the determination of SafeGuard, it shall present information to SafeGuard within ten (10) Business Days after receipt of the information from SafeGuard detailing why it disagrees with the information provided. The parties shall use good faith efforts to resolve any Dispute. If any such Dispute is not capable of informal resolution, such Dispute shall be resolved pursuant to the provisions of Article IX.

     Section  6.4.     Accounting and Reporting.  Health Net and SafeGuard shall
                       ------------------------
each prepare and supply the other party with any accounting reports and reports of activities with respect to the Products and sales activities pursuant to this Agreement reasonably requested by the other party. SafeGuard shall provide Health Net a quarterly report that sets forth all rates for each group size and Benchmark Product quoted by SafeGuard in the Territory. In addition to the report regarding the rates for SafeGuard Dental Products distributed by SafeGuard in the Territory, the initial reports to be prepared by the parties are set forth in Schedule 6.4.

                                   ARTICLE VII
                              TERM AND TERMINATION
                              --------------------

     Section  7.1.     Term.  This  Agreement  shall  become  effective  on  the
                       ----
Effective Date and shall continue in effect for sixty (60) months unless terminated pursuant to the terms of this Article VII. Unless this Agreement has been terminated pursuant to the terms of this Article VII, Health Net shall have the option to extend this Agreement on the same terms and conditions for an additional sixty (60) months by providing written notice to SafeGuard not less than one hundred and eighty (180) days prior to the expiration of the initial sixty (60) months.

     Section  7.2.     Termination  on  Mutual  Consent.  This  Agreement may be
                       --------------------------------
terminated at any time by mutual agreement of Health Net and SafeGuard in writing.

     Section 7.3.     Termination for Cause.  Either SafeGuard or Health Net may
                      ---------------------
terminate this Agreement for cause by providing the other party written notice of its intention to terminate upon the occurrence of any of the following:

          (a) If a party fails to remit any amounts due under this Agreement within twenty-five (25) days of the date such amount is due and payable.

          (b) If a party breaches a material term, covenant or condition of this Agreement and fails to cure such breach within thirty (30) days of receiving written notice of such breach from the non-breaching party. The written notice of such breach shall make specific reference to the action causing breach. If the breaching party fails to cure its breach to the reasonable satisfaction of the non-breaching party during the thirty (30) day cure period, this Agreement shall terminate at the option of the non-breaching party. In the event such cure cannot reasonably be completed within such thirty
(30) day period, then commencement of such cure within such thirty (30) days and its diligent prosecution to completion shall, subject to the party's other rights to terminate the Agreement, extend the period to cure the breach for an additional period reasonably necessary to complete the cure.

          (c) If a party engages in fraudulent, illegal or grossly negligent conduct with respect to its duties and obligations under this Agreement, the other party shall have the right to terminate this Agreement, upon delivery of written notice of such termination to the defaulting party, which shall be effective upon receipt, without prejudice to any other rights or remedies available to the non-defaulting party by reason of the defaulting party's conduct.

          (d) If a party becomes unable to perform its obligations under this Agreement or its Products because of financial impairment or loss of authority to act under Law, or by action of any Governmental Authority, the other party shall have the right to terminate this Agreement immediately.

          (e) In the event of a Change of Control of either SFGD or HNI, either SFGD or HNI shall have the right to terminate this Agreement effective as of the effective date of the Change of Control.

          (f) If the parties fail to reach the membership acquisition targets for a state other than California set forth in Schedule 7.3, SafeGuard
                                                         ------------
and  Health  Net  shall  each  have  the  right to terminate this Agreement with respect to any such state and enter into an agreement with a third party substantially similar to this Agreement with respect to such state and the exclusivity provisions of Section 2.3 (a) and (b) with respect to such state shall have no further force and effect. If the parties fail to reach the membership acquisition target for California specified in Schedule 7.3, either
                                                            ------------
SafeGuard or Health Net shall have the right to terminate this Agreement in its entirety upon ninety (90) days written notice to the other party.

          (g) If SFGD or a SFGD Subsidiary acquires ownership, merges or consolidates with an entity that operates a health insurance business that provides Medical Products in the Territory, or ownership of SFGD is acquired by an entity that operates a health insurance business that provides Medical Products in the Territory, either HNI or SFGD shall have the right to terminate this Agreement upon reasonable notice to the other party.

          (h) If HNI or a HNI Subsidiary acquires ownership, merges or consolidates with an entity that operates a dental HMO, dental PPO or dental indemnity insurance business that provides dental HMO, dental PPO or dental indemnity insurance in the Territory, or ownership of HNI is acquired by an entity that operates a dental HMO, dental PPO or dental indemnity insurance business in the Territory, either HNI or SFGD shall have the right to terminate this Agreement upon reasonable notice to the other party.

          (i) If SafeGuard fails to meet the performance standards set forth in Schedule 3.10 for two consecutive calendar quarters in a manner that
           --------------
would result in the imposition of a performance penalty on SafeGuard equal to or greater than [REDACTED] of the aggregate annual SafeGuard Compensation Amount and Supplemental Compensation Amount if such failure continued for an entire calendar year and SafeGuard fails to cure such failure within thirty (30) days of receiving notice of such failure from Health Net, Health Net shall have the right to terminate this Agreement on ninety (90) days notice to SafeGuard.

     Section 7.4.     Post-Termination Rights and Responsibilities.  Termination
                      --------------------------------------------
of this Agreement shall not terminate rights and obligations of the parties which by their nature extend beyond the term. Termination of this Agreement for any reason shall not release any party from any liability which has already accrued to another party at the time of termination. In the event this Agreement is terminated, the parties shall continue to perform all customary and necessary services regarding their respective Products in accordance with the provisions of this Agreement until all such Products have been completely canceled, transitioned, nonrenewed, or otherwise terminated and all claims and payments relating thereto have been paid or discharged.


                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

     Section  8.1.     Indemnification  by  SafeGuard.  SafeGuard  shall defend,
                       ------------------------------
indemnify and hold harmless Health Net and its directors, officers, employees, shareholders, Affiliates and Subsidiaries ("Health Net Indemnities") from and against any and all loss, claim, damage, liability, or action in respect hereof which is caused by or results from the malfeasance, negligence, action or inaction of SafeGuard or a breach of its duties and obligations under this Agreement. If any claim, demand, action, suit, or proceeding is made or brought against any of the Health Net Indemnities with respect to matters that are the subject of this indemnity, SafeGuard shall assume the defense thereof with counsel reasonably satisfactory to the Health Net Indemnities and shall pay all costs of such defense.

     Section  8.2.     Indemnification  by Health Net.  Health Net shall defend,
                       ------------------------------
indemnify and hold harmless SafeGuard and its directors, officers, employees, shareholders, Affiliates and Subsidiaries ("SafeGuard Indemnities") from and against any and all loss, claim, damage, liability, or action in respect hereof which is caused by or results from the malfeasance, negligence, action or inaction of Health Net or a breach of its duties and obligations under this Agreement. If any claim, demand, action, suit, or proceeding is made or brought against any of the SafeGuard Indemnities with respect to matters that are the subject of this indemnity, Health Net shall assume the defense thereof with counsel reasonably satisfactory to the SafeGuard Indemnities and shall pay all costs of such defense.

     Section 8.3.     Liability under SafeGuard's Products.  Health Net is not a
                      ------------------------------------
guarantor, insurer, or reinsurer of, or joint venturer with, SafeGuard, and Health Net shall have no risk of loss for, nor provide any indemnification to SafeGuard, any Contractholder or Subscriber, any provider or any other person with respect to any SafeGuard Product or Covered Dental Service. SafeGuard shall indemnify Health Net for all liabilities, losses, suits, damages, costs and expenses (including reasonable fees of Health Net's attorneys, and other expenses of litigation), net of recoveries from third parties, arising in connection with a SafeGuard Product, including action or failure to act by SafeGuard, or its employees or agents.

     Section  8.4.     Liability  under Health Net Products.  SafeGuard is not a
                       ------------------------------------
guarantor, insurer, or reinsurer of, or joint venturer with, Health Net and SafeGuard shall have no risk of loss, nor provide any indemnification to Health Net, any Contractholder or Subscriber, any provider or any other person with respect to a Health Net Product. Health Net shall indemnify SafeGuard for all liabilities, losses, suits, damages, costs and expenses (including reasonable fees of SafeGuard's attorneys, and other expenses of litigation), net of recoveries from third parties, arising in connection with a Health Net Product, including action or failure to act by Health Net, or its employees or agents.

     Section  8.5.     Survival of Article.  This Article VIII shall survive the
                       -------------------
termination  of  this  Agreement.

                                   ARTICLE IX
                                  ARBITRATION
                                  -----------

     Section  9.1.     Arbitration.  In  the  event  of  any dispute between the
                       -----------
parties hereto relating to, arising out of, or in connection with any provision of this Agreement (hereinafter a "Dispute"), the parties to this Agreement and their representatives, designees, successors and assigns agree that any such Dispute shall be settled by binding arbitration to take place in Orange County, California; provided, however, that nothing herein shall preclude the parties from seeking equitable judicial relief pending arbitration, including but not limited to injunctive or other provisional relief.

     Section  9.2.     Selection of Arbitrator.  Any arbitration hereunder shall
                       -----------------------
be conducted by a single arbitrator chosen from the panel of arbitrators of the Judicial Arbitration & Mediation Services ("JAMS") with experience and expertise in the dental HMO or dental indemnity insurance business. If a JAMS arbitrator with specific experience in the dental HMO or dental indemnity insurance business is not available, the arbitrator must have general experience in the health insurance industry. Within ten (10) days of notice of a Dispute from Health Net to SafeGuard or notice from SafeGuard to Health Net, SafeGuard and
Health Net shall use their best efforts to choose a mutually agreeable arbitrator. If Health Net and SafeGuard cannot agree on an arbitrator, the arbitrator shall promptly be selected by JAMS.

     Section 9.3.     Procedures.  The party submitting a Dispute to arbitration
                      ----------
hereunder shall present its case to the arbitrator and the other party hereto in written form within twenty (20) days after the appointment of the arbitrator. The other party hereto shall then have twenty (20) days to submit a written response to the arbitrator and the original party who submitted the Dispute to arbitration. After timely receipt of each party's case, the arbitrator shall have twenty (20) days to render his or her decision.

     Section  9.4.     Applicable Law.  The arbitrator is relieved from judicial
                       --------------
formalities and, in addition to considering the rules of law, the limitations contained in this Agreement and the customs and practices of the health care industry, shall make his or her award with a view to effectuating the intent of this Agreement. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered thereon in a court of competent jurisdiction.

     Section  9.5.     Expenses.  Each  party  shall  bear  its  own  cost  of
                       --------
arbitration, and the costs of the arbitrator shall be shared equally among each party to a Dispute.

     Section  9.6.      Survival  of  Article.  This  Article  IX  shall survive
                        ---------------------
termination  of  this  Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

     Section  10.1.     Misunderstandings  and  Oversights.  If  any  delay,
                        ----------------------------------
omission, error or failure to perform any act required by this Agreement is unintentional and caused by misunderstanding or oversight, the parties shall adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The party that first discovers such oversight or incorrect act as a result of the misunderstanding will notify the other party in writing promptly upon discovery of the misunderstanding or oversight. The parties shall act to correct the error, omission or oversight within thirty (30) days of notification of the problem. This Section 10.1 shall not be construed as a waiver by either party of its right to enforce strictly the terms of this Agreement.

     Section 10.2.     Cooperation and Further Assurances.  Subject to the terms
                       ----------------------------------
and conditions hereof, each of the parties hereto covenants and agrees to use its reasonable best efforts to take or cause to be taken all actions, or do or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to further the intent of the parties hereto.

     Section  10.3.     Performance by Affiliates.  The parties acknowledge that
                        -------------------------
certain obligations required to be performed may, by their nature, require specific legal authority to perform or will be more effectively performed by the parties' Affiliates. The parties will, to the extent required in order for their respective Affiliates to perform the obligations of the respective parties under this Agreement, cause their respective Affiliates to perform such obligations hereunder as if such Affiliates were themselves parties hereto. In connection with the performance of such obligations, the parties' respective Affiliates shall be subject to the terms and conditions of this Agreement as if such Affiliates were themselves parties hereto.

     Section  10.4.     Regulatory  Approval.  Performance of the obligations of
                        --------------------
any party under this Agreement shall be subject to the receipt of any necessary regulatory approvals under the applicable Law and practices of Governmental Authorities in the Territory. Health Net and SafeGuard shall cooperate in attempting to obtain expeditiously any necessary regulatory approvals from Governmental Authorities. Each party will bear its own expenses in obtaining such approvals.

     Section  10.5.     Compliance  with  Laws.  Each  party  shall,  in  the
                        ----------------------
performance of their obligations set forth in this Agreement, comply with all applicable Law and the rules and regulations of all Governmental Authorities with jurisdiction over the parties and each party shall maintain all licenses or certificates necessary or appropriate for the performance of the functions set forth in this Agreement. Each party shall conform its actions under this Agreement to any orders concerning the activities covered by this Agreement by Governmental Authorities having jurisdiction over the parties' Products, business affairs and operations. Each party shall take all actions and make all filing, applications and provide all notices required by applicable Law to maintain their respective Products in compliance in all material respects with existing and future applicable Law. Each party shall promptly notify the other parties of any complaint, inquiry or lawsuit by any Governmental Authority relating to the Products or to this Agreement.

     Section 10.6.     Audits.  Each party shall have the right, upon reasonable
                       ------
notice to the other party, and at the requesting party's expense, to audit the books and records of the other parties relating to this Agreement during regular business hours at the premises of the audited party where such records are normally maintained, including but not limited to, verifying that SafeGuard is providing Health Net Clients rates that do not exceed the Most Favored Nation Price. The audited party shall reasonably cooperate in any such audit. Health Net shall be entitled to recover from SafeGuard any damages suffered by Health Net resulting from the failure of SafeGuard to provide Health Net Clients rates that do not exceed the Most Favored Nation Price.

     Section  10.7.     Force  Majeure.  No party hereto shall be liable for any
                        --------------
delay or failure in the performance of any obligation under this Agreement or for any loss or damage (including indirect or consequential damage) to the extent that such nonperformance, delay, loss or damage results from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for purposes of this Agreement shall be acts of God, fires, floods, earthquakes, explosions, storms, wars, hostilities, acts of terrorism, blockades, public disorders, quarantines, restrictions, embargoes, strikes or other labor disturbances, and compliance with any Law, order or control of, or insistence of any Governmental Authority or military authority.

     Section  10.8.     Successors  and Assigns; Binding Effect.  This Agreement
                        ---------------------------------------
shall not be assigned by Health Net or SafeGuard without the prior written approval of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     Section  10.9.     Entire  Agreement; Amendment.  This Amended and Restated
                        ----------------------------
Strategic Relationship Agreement constitutes the entire agreement between the parties with respect to the subject matter described herein, and supersedes any previous written or oral agreements, including but not limited to, the Strategic Relationship Agreement. This Agreement shall be amended only by written agreement signed by a duly authorized officer of each of Health Net and SafeGuard, and any change to this Agreement shall be null and void unless made by such written agreement; provided, however, that where, under insurance, health or other applicable Law, the approval of any such amendment to this Agreement by one or more Governmental Authority is required, the amendment shall not take effect unless and until all such necessary approvals have been obtained and received by both Health Net and SafeGuard. In the event that any such approval is required, Health Net and SafeGuard shall each take all necessary actions in order to obtain such approval.

     Section  10.10.     Waivers.  The  waiver  by  either of the parties of the
                         -------
other party's prompt and complete performance, or breach or violation, of any provisions of this Agreement and related documents shall not operate or be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties to exercise any right or remedy which it may possess hereunder shall not operate or be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     Section  10.11.     Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the Law of the state of California, without giving effect to the principles of conflicts of laws thereof.

     Section  10.12.     Severability.  In the event any section or provision of
                         ------------
this Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

     Section  10.13.     Notices.  Any notice or other communication required or
                         -------
permitted hereunder shall be in writing and shall be delivered by certified process server, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective upon receipt and shall be addressed as follows:

          (a)  if  to  SafeGuard  to:

                    SafeGuard  Health  Enterprises,  Inc.
                    95  Enterprise,  Suite  100
                    Aliso  Viejo,  California  92656
                    Attn.:  James  E.  Buncher
                    President  and  Chief  Executive  Officer
                    Tel:  (949)  425-4100
                    Fax:  (949)  425-4101

               with a copy to:

                    Ronald  I.  Brendzel
                    Senior Vice President and General Counsel SafeGuard Health Enterprises, Inc.
                    95  Enterprise,  Suite  100
                    Aliso  Viejo,  California  92656
                    Tel:  (949)  425-4110
                    Fax:  (949)  425-4586

               and

                    David  K.  Meyercord
                    Strasburger  and  Price,  LLP
                    901  Main  Street,  Ste.  4300
                    Dallas,  Texas  75202-3794
                    Tel:  (214)  651-4525
                    Fax:  (214)  659-4023

          (b)  if to Health Net to:

                    Health  Net,  Inc.
                    Attn:  General  Counsel
                    21650  Oxnard  Street
                    Woodland  Hills,  California  91367
                    Tel:  (818)  676-7601
                    Fax:  (818)  676-7503
               with a copy to:

                    Kenneth  B.  Schnoll
                    Sonnenschein  Nath  &  Rosenthal,  L.L.P.
                    685  Market  Street
                    San  Francisco,  CA  94105
                    Tel:  (415)  882-0210
                    Fax:  (415)  543-5472

     Section 10.14.    Notice  of  Legal Proceedings.  If  any  party receives a
                       -----------------------------
notice of the commencement of any legal proceedings involving another party's Products or actions pursuant to this Agreement, any communication from any Governmental Authority, or any person identifying a complaint by a Contractholder or Subscriber (other than a routine inquiry not involving a communication from a Governmental Authority or the suggestion of any legal action), the party receiving such notice shall immediately advise the other parties of such notice and shall thereafter forward promptly to the other parties any correspondence or information pertaining to any such legal proceeding or communication.

     Section 10.15.    Confidentiality.
                       ---------------

          (a) Neither Health Net nor SafeGuard shall disclose any proprietary or confidential information of the other party to a third party without the express written consent of the other party to this Agreement. For purposes of this Agreement, "proprietary and confidential" information will include, without limitation, all internal business practices and business records, information concerning products and pricing, contracts, computer hardware and software or business methods in any form whatsoever, peer review, quality assurance and grievance procedures, any aspect of utilization review programs, provider fee schedules, reimbursement schedules or discounts, and advertising or marketing information, but not including information otherwise available to the public. Neither Health Net nor SafeGuard shall use any proprietary and confidential information of the other party for its own benefit. Upon termination of this Agreement, each party will immediately return to the other parties any confidential information, except confidential information necessary for the continued administration of any Product.

          (b) The parties shall maintain the confidentiality of any personal information, including health information, pertaining to Subscribers including, without limitation, files, records, reports, and other information prepared and maintained in connection with this Agreement, in accordance with all applicable Law.

          (c) Each party shall obtain any necessary consent or authorization from Subscribers with respect to the release to the other party of any non-public personal information, including health information, relating to such Subscribers, by means of general or specific releases, as appropriate. Each party shall notify the other if it becomes aware that proper releases have not been obtained.

          (d) To the extent that either of the parties performs functions, activities, or services for, or on behalf of, the other party to this Agreement involving the use or disclosure of

Protected Health Information, as that term is defined in 45 CFR 164.501, the parties shall comply with the Business Associate Addendum set forth in Schedule
                                                                        --------
10.15  hereto.
-----

     Section  10.16.     Press  Releases.  No  public statement or press release
                         ---------------
regarding the existence of this Agreement shall be made by either party without obtaining the prior written consent of the other party, except as required by applicable Law.

     Section  10.17.     Relationship of Parties.  The parties to this Agreement
                         -----------------------
are and shall remain independent contractors. None of the parties is the employee or agent of any other party, except as set forth herein, and none of the parties has an express or implied right to bind any other party. The parties do not intend to form a joint venture, partnership, or to be governed by Law relating to any relationship other than that of independent contractors.
None of the parties is authorized to modify, alter or waive the terms of any Product issued by another party.

     Section 10.18.     No Third Party Rights.  This Agreement has been made for
                        ---------------------
the benefit of the parties hereto and respective successors and permitted assigns and nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement.

     Section  10.19.     Expenses.  Except  as  otherwise  provided herein, each
                         --------
party shall be responsible for the expenses it incurs in connection with this Agreement.

     Section  10.20.     Headings  and  Schedules.  Headings used herein are not
                         ------------------------
part of this Agreement. Any Schedules or Exhibits attached hereto are incorporated by this reference and made a part of this Agreement.

     Section  10.21.     Counterparts.  This  Agreement  may  be  executed
                         ------------
simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.




                      [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                      HEALTH NET, INC.



                                      By:    /s/ B. Curtis Westen
                                             -----------------------------------
                                      Name:  B. Curtis Westen
                                      Title: Senior Vice President, General
                                             Counsel  and  Secretary



                                      HEALTH NET LIFE INSURANCE COMPANY



                                      By:    /s/ Douglas King
                                             -----------------------------------
                                      Name:  Douglas  King
                                      Title: President



                                      SAFEGUARD HEALTH ENTERPRISES, INC.



                                      By:    /s/ Ronald I. Brendzel
                                             -----------------------------------
                                      Name:  Ronald I. Brendzel
                                      Title: Senior Vice President, General
                                             Counsel and Secretary

                                      SAFEHEALTH  LIFE  INSURANCE  COMPANY



                                      By:    /s/ Ronald I. Brendzel
                                             -----------------------------------
                                      Name:  Ronald I. Brendzel
                                      Title: Senior Vice President, General
                                             Counsel and Secretary


                                      HEALTH NET DENTAL, INC.



                                      By:    /s/ Ronald I. Brendzel
                                             -----------------------------------
                                      Name:  Ronald I. Brendzel
                                      Title: Senior Vice President, General
                                             Counsel and Secretary


                                      HEALTH NET VISION, INC.




                                      By:    /s/ Ronald I. Brendzel
                                             -----------------------------------
                                      Name:  Ronald I. Brendzel
                                      Title: Senior Vice President, General
                                             Counsel and Secretary

                                  SCHEDULE 3.10

                        PERFORMANCE GUARANTEES [REDACTED]

                                  SCHEDULE 5.1

                           BENCHMARK PLANS [REDACTED]

                                  SCHEDULE 5.5

                    JOINT HEALTH NET SUBSCRIBERS [REDACTED]

                                SCHEDULE 5.5(g)

            COMPENSATION TO SAFEGUARD FOR BUNDLED PRODUCTS [REDACTED]

                                  SCHEDULE 6.4

                         INITIAL REPORTING REQUIREMENTS


1.   GROUPS  SOLD  REPORTS

          SafeGuard shall provide Health Net with a quarterly report that sets forth Health Net Branded Product groups sold, effective dates, group name, city, state, Subscriber, dependents, group code, and product type. The Group Sold Report shall be provided by SafeGuard to Health Net no later than the 3rd week after calendar quarter end.

2.   UTILIZATION  REPORTS

          SafeGuard shall provide Health Net with quarterly reports of utilization by product type. Report format to be mutually agreed upon and shall be provided to Health Net no later than the 3rd week after calendar quarter end.

3.   CLAIM  ACTIVITY  REPORTS

          SafeGuard shall provide Health Net with a quarterly aggregate data file of claim activity relating to the Health Net Branded Products for Arizona, Oregon and California in a form and with information sufficient to enable Health Net to provide real time ability to provide for group requested experience data. The Claim Activity Report shall be provided to Health Net no later than the 3rd week following each calendar quarter end.

4.   COMPETITIVE  ANALYSIS  REPORTS

          SafeGuard may provide Health Net an annual network comparison by competitor, by zip code and by county for the states of Arizona, Oregon, and California. The Competitive Analysis Report shall be provided by SafeGuard, if at all, during the 3rd quarter of each year with the first report to be provided by December 1, 2003.

5.   CALL  CENTER  REPORTS

          SafeGuard to provide a unique 1-800 customer service number for Health Net Branded Products. Health Net members shall be placed into a Health Net dedicated call queue specific to Health Net's Branded Product membership. Call statistics will be tracked and reported for such call queue and shall meet Health Net's customer service requirements for average speed of answer and abandonment rates. Total call volume will be tracked by the dedicated 1-800 number and dedicated call queue.

6.   NETWORK  REPORTS

          SafeGuard shall provide Health Net with quarterly reports indicating network retention, additions, and terminations (with and without cause) and the reasons for the termination any provider in Oregon, Arizona, and California. The Network Reports shall be provided to

          Health Net no later than the third week following the end of each quarter. The first Network Report shall be provided during the 3rd week of April 2004.

7.   CLAIMS  PROCESSING  REPORT

          SafeGuard shall provide Health Net quarterly claims report for Health Net Branded Product membership, which includes Health Net claims inventory, and average days to process and pay Health Net claims. The Claim Processing Report shall be provided no later than the 3rd week after the end of each calendar quarter.

8.   SATISFACTION  SURVEY  REPORTS

          A. SafeGuard shall provide Health Net with annual Health Net membership satisfaction surveys. The first Satisfaction Survey Report shall be provided during the first quarter of 2005.

          B. SafeGuard shall share existing annual SafeGuard panel satisfaction surveys results. The first annual panel satisfaction survey report shall be provided sixty (60) days from completion of survey.

                                  SCHEDULE 7.3

                    MEMBERSHIP ACQUISITION TARGETS [REDACTED]

                                 SCHEDULE 10.15

                          BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the "Addendum") supplements and is made a part of the Amended and Restated Strategic Relationship Agreement by and among Health Net, Inc., Health Net Life Insurance Company, SafeGuard Health Enterprises, Inc., SafeHealth Life Insurance Company, SafeGuard Health Plans, Inc., Health Net Vision, Inc. and Health Net Dental, Inc. (the "Agreement"), and is effective as of the Effective Date of the Agreement.

                                       RECITALS

A. The parties may disclose certain information to each other pursuant to the terms of the Agreement, some of which may constitute Protected Health Information, as defined below.

B. The parties intend to protect the privacy and provide for the security of Protected Health Information in compliance with the Health Insurance Portability and Accountability Act of 1996, Public law No. 104-191 ("HIPAA") and the regulations promulgated thereunder by the U.S. Department of Health and Human Services (the "HIPAA Regulations") and other applicable laws.

C. The purpose of this Addendum is to satisfy certain standards and requirements of HIPAA and the HIPAA Regulations, including, but not limited to, 45 CFR 164.502(e) and 45 CFR 164.504(e).

In consideration of the mutual promises below and the exchange of information pursuant to the Agreement and this Addendum, the parties agree as follows:

1.   Definitions.

(a) "Business Associate" means the party performing functions, activities, or services for, or on behalf of, a Covered Entity pursuant to the Agreement involving the use or disclosure of Protected Health Information.

(b) "Covered Entity" means the party for whom, or on whose behalf, functions, activities, or services are performed pursuant to the Agreement involving the use or disclosure of Protected Health Information.

(c) "Privacy Rule" means the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E.

(d) "Protected Health Information" has the same meaning as the term "protected health information" in 45 CFR 164.501, limited to the information created or received by Business Associate from or on behalf of Covered Entity.

(e) Capitalized terms used but not otherwise defined in this Addendum have the same meaning as those terms in the Privacy Rule.

2.   Obligations  and  Activities  of  Business  Associate.

(a) Business Associate shall not use or disclose Protected Health Information other than as permitted or required by this Addendum or as Required By Law.

(b) Business Associate shall use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by the Agreement and this Addendum.

(c) Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

(d) Business Associate shall report to Covered Entity any use or disclosure of the Protected Health Information not provided for by this Addendum of which it becomes aware.

(e) Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity agrees to the same restrictions and conditions that apply through this Addendum to Business Associate with respect to such information.

(f) Business Associate shall provide access, at the request of Covered Entity, and in the time and manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR 164.524

(g) Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 CFR 164.526 at the request of Covered Entity or an Individual, and in the time and manner designated by Covered Entity.

(h) Business Associate agrees to make its internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary, in a time and manner designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Rule.

(i) Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528.

(j) Business Associate agrees to provide to Covered Entity, in the time and manner designated by Covered Entity, information collected in accordance with Section (2)(i) of this Addendum, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health
Information  in  accordance  with  45  CFR  164.528.

3. Permitted Uses and Disclosures by Business Associate General Use and Disclosure Provisions.

     Except as otherwise limited in this Addendum, Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Agreement, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity.

4.   Specific  Use  and  Disclosure  Provisions.

(a) Except as otherwise limited in this Addendum, Business Associate may use Protected Health Information for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

(b) Except as otherwise limited in this Addendum, Business Associate may disclose Protected Health Information for the proper management and administration of Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person (which purpose shall be consistent with the limitations imposed by this Addendum) and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(c) Except as otherwise limited in this Addendum, Business Associate may use Protected Health Information to provide Data Aggregation services to Covered Entity as permitted by 42 CFR 164.504(e)(2)(i)(B).

(d) Business Associate may use Protected Health Information to report violations of law to appropriate Federal and State authorities, consistent with 45 CFR 164.502(j)(1).

5. Obligations of Covered Entity Provisions for Covered Entity To Inform Business Associate of Privacy Practices and Restrictions.

(a) Covered Entity shall notify Business Associate of any limitation in its notice of privacy practices in accordance with 45 CFR 164.520, to the extent that such limitation may affect Business Associate's use or disclosure of Protected Health Information.

(b) Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, to the extent that such changes may affect Business Associate's use or disclosure of Protected Health Information.

(c) Covered Entity shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of Protected Health Information.

(d) Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Entity, except as permitted by Sections 4(b) and 4(c) of this Addendum.

6.   Term  and  Termination.

(a) This Addendum shall be effective as of the Effective Date of the Agreement, and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the termination provisions in this Section.

(b) Upon Covered Entity's knowledge of a material breach of this Addendum by Business Associate, Covered Entity shall either: (i) provide an opportunity for Business Associate to cure the breach or end the violation and terminate this Addendum, and the provision for performance of functions, activities, or services for, or on behalf of Covered Entity under the Agreement, if Business Associate does not cure the breach or end the violation within the time specified by Covered Entity; (ii) immediately terminate this Addendum, and the provision for performance of functions, activities, or services for, or on behalf of Covered Entity under the Agreement, if Business Associate has breached a material term of this Addendum and cure is not possible; or (iii) if neither termination nor cure is feasible, report the violation to the Secretary.

(c)  Effect  of  Termination.

     (i) Except as provided in paragraph (ii) of this section, upon termination of this Addendum, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, and shall retain no copies of the Protected Health Information. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate.

     (ii) In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Addendum to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

7.   Miscellaneous.

(a)  Regulatory  References.  A  reference  in this Addendum to a section in the
     ----------------------
Privacy Rule means the section as in effect or as amended.

(b)  Amendment.  The  Parties agree to take such action as is necessary to amend
     ---------
this Addendum from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule and the HIPAA.

(c)  Survival. The respective rights and obligations of Business Associate under
     --------
Section  6(c)  of  this Addendum shall survive the termination of this Addendum.

(d)  Interpretation.  The  provisions  of  this  Addendum shall prevail over any
     --------------
provisions in the Agreement that may conflict with or appear inconsistent with any provision of this Addendum. Any ambiguity in this Addendum shall be resolved to permit Covered Entity to comply with the Privacy Rule.